UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 7, 2013


                               GLOBAL STEVIA CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54522                  27-1833279
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

84 Crosswell Court, Hammonds Plains, Nova Scotia                  B3Z 0M5
   (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code (902) 832-0808

                         No 47, Alley 86, Chua Ha Street
                     Cau Giay District, Hanoi city, Vietnam
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective February 7, 2013, Tran Hong Phuong resigned as president, chief executive officer, secretary, treasurer, chief financial officer and director of our company. Mr. Phuong's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Phuong's resignation, our company appointed David C. J. Bennett as president, chief executive officer, secretary, treasurer, chief financial officer and director, effective February 7, 2013.

DAVID C. J. BENNETT

Mr. Bennett has been employed, for the past 13 years, in the management division of Bell Aliant, one of North America's largest telecommunication providers. Since the last five (5) years, he has been a senior manager who is responsible for handling key vendor relations for Bell Aliant.

Mr. Bennett graduated from Memorial University and currently resides in Nova Scotia, Canada.

We appointed David C. J. Bennett as an officer and a director of our company because of his management experience and his leadership quality.

Our board of directors consists solely of David C. J. Bennett. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL STEVIA CORP.


/s/ David C. J. Bennett
-------------------------------
David C. J. Bennett
President and Director

Date: February 13, 2013

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